PAX WORLD Balanced Fund, Inc.
PAX WORLD Growth Fund, Inc.
PAX WORLD High Yield Fund, Inc.


SPECIAL MEETING
A Special Meeting of Shareholders of the Pax World Balanced Fund, Inc. was held on February 23, 2006 at 10:00 a.m., at the Sheraton Harborside Portsmouth Hotel and Conference Center, 250 Market Street, Portsmouth,
NH to approve an amendment to the Fund's Certificate of Incorporation that would increase the number of authorized shares of its common stock, par value $1.00 per share, from seventy- five million (75,000,000) shares to one hundred fifty million (150,000,000) shares. The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes are as follows below.

FOR		AGAINST
42,000,158	1,227,458


ANNUAL MEETING
The Annual Meeting of Shareholders of the Pax World Balanced
Fund, Inc., Pax World Growth Fund, Inc. and Pax World High Yield
Fund, Inc. was held at 9:00 a.m. on Thursday, September 28, 2006 at the Sheraton Harborside Portsmouth Hotel and Conference
Center, 250 Market Street, Portsmouth, NH. The matters voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter, are as follows below.

With respect to the Pax World Balanced Fund, Inc., consideration of Proposal 1 and Proposal 2 was adjourned to a later date.
Consideration of such proposals took place on Thursday, October
26, 2006 at 9:00 a.m. at the offices of Pax World Funds, 222 State Street, Portsmouth, NH.

Proposal 1. To eliminate the Funds' social screening criteria that are currently designated as fundamental investment policies (as described in greater detail in the proxy statement, the directors intend to adopt modified, non-fundamental social screening criteria for your Fund to implement a more comprehensive, proactive and engaged approach to socially responsible investing)


FUND		FOR		AGAINST
BALANCED	44,245,472		4,581,157
GROWTH		3,997,553		260,023
HIGH YIELD	3,867,914		245,408

Proposal 2A. To approve the elimination of certain Funds' fundamental investment policies with respect to short sales


FUND		FOR		AGAINST
BALANCED	43,019,131		5,119,525
GROWTH		3,970,911		237,043
HIGH YIELD	3,802,373		263,793

Proposal 2B. To approve the elimination of the Funds' fundamental investment policies with respect to investing for the purpose of exercising control


FUND		FOR		AGAINST
BALANCED	44,027,084		3,910,807
GROWTH		4,025,408		193,515
HIGH YIELD	3,866,865		215,093



Proposal 2C. To approve the elimination of the Funds' fundamental investment policies with respect to concentrating investments in securities of foreign issuers


FUND		FOR		AGAINST
BALANCED	44,270,754		3,908,586
GROWTH		4,022,591		200,350
HIGH YIELD	3,883,904		208,560

Proposal 2D. To approve an amendment to the Funds' fundamental investment policies with respect to diversification of investments


FUND		FOR		AGAINST
BALANCED	44,957,448		3,293,359
GROWTH		4,080,595		147,353
HIGH YIELD	3,979,354		116,348

Proposal 2E. To approve an amendment to the Funds' fundamental investment policies with respect to investments in real estate


FUND		FOR		AGAINST
BALANCED	45,088,089		3,158,211
GROWTH		4,075,440		148,727
HIGH YIELD	3,994,436		99,220

Proposal 2F. To approve an amendment to the Funds' fundamental investment policies with respect to investments in commodities


FUND		FOR		AGAINST
BALANCED	43,321,909		4,794,386
GROWTH		4,005,674		199,717
HIGH YIELD	3,853,725		229,331

Proposal 2G. To approve an amendment to the Funds' fundamental investment policies with respect to making loans


FUND		FOR		AGAINST
BALANCED	43,321,196		4,753,444
GROWTH		4,007,389		213,923
HIGH YIELD	3,832,721		245,321

Proposal 2H. To approve an amendment to the Funds' fundamental investment policies with respect to underwriting of securities


FUND		FOR		AGAINST
BALANCED	44,307,875		3,649,128
GROWTH		4,036,072		171,720
HIGH YIELD	3,941,776		116,406

Proposal 2I. To approve the elimination of certain Funds' fundamental investment policies with respect to purchasing securities on margin


FUND		FOR		AGAINST
BALANCED	42,633,188		5,469,140
GROWTH		3,950,442		258,281
HIGH YIELD	3,772,833		317,381



Proposal 2J. To approve an amendment to the Funds' fundamental investment policies with respect to borrowing money, pledging assets and issuing senior securities


FUND		FOR		AGAINST
BALANCED	42,967,082		5,137,365
GROWTH		3,994,503		213,220
HIGH YIELD	3,843,252		249,185

Proposal 2K. To approve the elimination of the Funds' fundamental investment policies with respect to purchasing securities of companies less than three years old


FUND		FOR		AGAINST
BALANCED	43,970,983		4,286,761
GROWTH		4,032,655		188,421
HIGH YIELD	3,883,472		197,099

Proposal 2L. To approve the elimination of certain Funds' fundamental investment policies with respect to purchasing interests in oil, gas or other mineral exploration or development programs (High Yield & Growth Funds Only)


FUND		FOR		AGAINST
BALANCED	N/A		N/A
GROWTH		3,979,546		256,854
HIGH YIELD	3,851,030		256,161

Proposal 2M. To approve the elimination of Balanced Fund's fundamental investment policies with respect to investments in other registered investment companies (Balanced Fund Only)


FUND		FOR		AGAINST
BALANCED	43,479,448		4,555,488
GROWTH		N/A		N/A
HIGH YIELD	N/A		N/A

Proposal 2N. To approve the elimination of Balanced Fund's fundamental investment policies with respect to buying and selling put and call options (Balanced Fund Only)


FUND		FOR		AGAINST
BALANCED	43,009,768		4,916,440
GROWTH		N/A		N/A
HIGH YIELD	N/A		N/A

Proposal 2O. To approve the elimination of Balanced Fund's fundamental investment policies with respect to participating on a joint and several basis in any trading account in securities
(Balanced Fund Only)


FUND		FOR		AGAINST
BALANCED	43,316,045		4,226,234
GROWTH		N/A		N/A
HIGH YIELD	N/A		N/A

Proposal 3. To approve amendments to the distribution plan of Pax World Balanced Fund (Balanced Fund Only)


FUND		FOR		AGAINST
BALANCED	39,113,095		2,542,988
GROWTH		N/A		N/A
HIGH YIELD	N/A		N/A



Proposal 4. To approve the amendment and restatement of the investment advisory contract between your Fund and Pax World
Management Corp.


FUND		FOR		AGAINST
BALANCED	39,265,202		2,339,994
GROWTH		4,106,605		119,563
HIGH YIELD	3,909,004		187,253

Proposal 5. To approve the reorganization of your Fund into a separate, corresponding newly-formed series (a "New Fund") of Pax World Funds Series Trust I, a Massachusetts business trust, pursuant to an Agreement of Plan of Reorganization of your Fund providing for, and authorizing certain related actions involving: (i) the transfer of all of the assets of your Fund to the corresponding New Fund, in exchange for shares of the corresponding New Fund and the assumption by the corresponding New Fund of all of the liabilities of your Fund; (ii) the distribution of such shares to the shareholders of each Fund in complete liquidation of your Fund;
and (iii) the dissolution under state law of your Fund


FUND		FOR		AGAINST
BALANCED	38,429,967		3,387,280
GROWTH		4,059,475		159,143
HIGH YIELD	3,868,688		204,112

Proposal 6. To approve the election of eight Directors


NOMINEE			FOR
	BAL		GRO		HY
J KEEFE	50,830,236	5,450,376	5,389,363
L SHADEK	50,907,615	5,454,007	5,314,985
C DOERGE JR	50,974,189	5,452,852	5,333,427
C HARGADON	50,983,972	5,457,088	5,335,123
J LARGE JR	51,024,811	5,456,079	5,394,310
L LAUCIRICA	50,964,368	5,456,455	5,391,428
S SHERMAN	50,991,574	5,452,174	5,393,019
N TAYLOR	51,120,714	5,466,237	5,396,085

NOMINEE			WITHHELD
	BAL		GRO		HY
J KEEFE	2,826,256	211,041		162,088
L SHADEK	2,748,877	207,410		236,466
C DOERGE JR	2,682,303	208,565		218,024
C HARGADON	2,672,520	204,328		216,328
J LARGE JR	2,631,681	205,338		157,141
L LAUCIRICA	2,692,124	204,962		160,023
S SHERMAN	2,664,918	209,243		158,431
N TAYLOR	2,535,778	195,180		155,366

Proposal 7.  To ratify the selection of Ernst & Young LLP as each
Fund's independent registered public accounting firm for the year ending December 31, 2006

FUND		FOR		AGAINST
BALANCED	51,036,855		766,030
GROWTH		5,451,494		52,523
HIGH YIELD	5,391,770		38,185